UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
____________________

BIMINI CAPITAL MANAGEMENT, INC.
(Exact Name of Registrant as Specified in Its Charter)
                 Maryland                                                                                                                                       72-1571637
(State or Other Jurisdiction of                                                                                               (I.R.S. Employer Identification No.)
  Incorporation or Organization)

3305 Flamingo Drive
Vero Beach, Florida 32963
(Address of Principal Executive Offices, Including Zip Code)

BIMINI CAPITAL MANAGEMENT, INC.

2003 LONG TERM INCENTIVE COMPENSATION PLAN

 (Full Title of the Plan)
______________________

Jeffrey J. Zimmer
Chairman, President and Chief Executive Officer
Bimini Capital Management, Inc.
3305 Flamingo Drive
Vero Beach, Florida 32963
(772) 231-1400
(Name, address, including zip code, and telephone number including area code, of agent for service)

With copies to:
J. Christopher Clifton, Esq.
Senior Vice President, General Counsel, Chief Compliance Officer & Secretary
Bimini Capital Management, Inc.
3305 Flamingo Drive
Vero Beach, Florida 32963
____________________
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act

Large accelerated filer      ☐                                                                                               Accelerated filer    ☒

Non-accelerated filer       ☐ (Do not check if a smaller reporting company)              Smaller reporting company   ☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee
Class A Common Stock, $0.001 par value	3,000,000 shares	$0.26	$780,000.00	$30.65
(1)
Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of the Company’s Class A Common Stock that become issuable under the plan by reason of any stock splits, stock dividends or similar transactions.

(2)
Calculated pursuant to Rules 457(h) of the Securities Act on the basis of $0.26 per share, which was the average of the high and low prices of Bimini Capital Management, Inc.’s Class A Common Stock as reported in over-the-counter trading on March 10, 2008.

(3)	Value stated for purposes of calculating the registration fee.

INCORPORATION OF CONTENTS OF PRIOR REGISTRATION STATEMENT

On October 19, 2004, the Registrant filed a Registration Statement on Form S-8 (File No. 333-119832), registering 1,000,000 shares of the Registrant’s Class A common stock, par value $0.001 per share (the “Common Stock”), authorized for issuance pursuant to the 2003 Long Term Incentive Compensation Plan (the “Plan”).  The Plan provides for the issuance of 4,000,000 shares of the Registrant’s Common Stock.  The purpose of this Registration Statement is to register the additional 3,000,000 shares of the Registrant’s Common Stock authorized for issuance pursuant to the Plan.  In accordance with General Instruction E,  the contents of the Registrant’s Form S-8 Registration Statement No. 333-119832 are incorporated herein by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.                        Exhibits.

Exhibit No.                      Description

4.1
Bimini Capital Management, Inc. 2003 Long Term Incentive Compensation Plan incorporated by reference to Exhibit 10.3 of the Company's Quarterly Report on Form 10-Q for the period ended September 30, 2007, as filed with the Securities and Exchange Commission on November 8, 2007.**

5.1	Opinion of Hunton & Williams LLP as to the legality of the securities being registered*

23.1	Consent of Hunton & Williams LLP (included in Exhibit 5.1)*

23.2	Consent of Ernst & Young LLP*

24.1	Powers of Attorney of Directors and Executive Officers of the Company (included on signature page)*

*    Filed herewith.
**  Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vero Beach, State of Florida, on this 13th day of March, 2008.

BIMINI CAPITAL MANAGEMENT, INC.
(Registrant)

By:           /s/ Jeffrey J. Zimmer
      Name:  Jeffrey J. Zimmer
      Title:  Chairman, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.  Each of the directors and executive officers of Bimini Capital Management, Inc. whose signature appears below hereby appoints Jeffrey J. Zimmer, Robert E. Cauley and J. Christopher Clifton, and each of them individually, as his attorney-in-fact to sign in his name and behalf, in any and all capacities stated below and to file with the Securities and Exchange Commission, any and all amendments, including post-effective amendments to this registration statement, making such changes in the registration statement as appropriate, and generally to do all such things in their behalf to enable Bimini Capital Management, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission.

Signature	Title	Date

/s/ Jeffrey J. Zimmer Jeffrey J. Zimmer	Director, Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	March 11, 2008

/s/ Robert E. Cauley Robert E. Cauley	Director, Vice Chairman of the Board, Senior Executive Vice President, Chief Financial Officer, Chief Investment Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	March 11, 2008

/s/ Kevin L. Bespolka Kevin L. Bespolka	Director	March 11, 2008

/s/ Robert J. Dwyer Robert J. Dwyer	Director	March 11, 2008

/s/ W. Christopher Mortenson W. Christopher Mortenson	Director	March 11, 2008

EXHIBIT INDEX
Exhibit No.                      Description

4.1
Bimini Capital Management, Inc. 2003 Long Term Incentive Compensation Plan incorporated by reference to Exhibit 10.3 of the Company's Quarterly Report on Form 10-Q for the period ended September 30, 2007, as filed with the Securities and Exchange Commission on November 8, 2007.**

5.1	Opinion of Hunton & Williams LLP as to the legality of the securities being registered*

23.1	Consent of Hunton & Williams LLP (included in Exhibit 5.1)*

23.2	Consent of Ernst & Young LLP*

24.2	Powers of Attorney of Directors and Officers of the Company (included on signature page)*
*    Filed herewith.
**  Previously filed.